EXHIBIT 99.1

                                    Contact:    Sitrick And Company
                                                Ann Julsen
                                                Lew Phelps
                                                513-753-3400, ext. 4504
                                                Brenda Adrian
                                                310-788-2850

FOR IMMEDIATE RELEASE

         BRAZOS SPORTSWEAR TO CLOSE CINCINNATI MANUFACTURING FACILITY
                     AS PART OF RESTRUCTURING INITIATIVES

               TURNAROUND SPECIALIST GILBERT C. OSNOS APPOINTED
                          INTERIM PRESIDENT AND CEO

      Cincinnati, Ohio -- December 15, 1998 -- Brazos Sportswear, Inc. (OTC BB:
BRZS) said today that, as part of the Company's effort to reduce losses and improve profitability, it will close its licensed character manufacturing facility in Cincinnati during the first quarter of fiscal 1999.

      Clayton Chambers, Brazos' chief financial officer, stated that during the past six months, the Company conducted an extensive analysis of its licensed character business. "Given current and expected industry conditions, we concluded that a restructuring of certain license agreements, to reduce royalty rates and minimum guarantees, was necessary for the licensed character business to be economically viable. Attempts to renegotiate certain key license agreements on acceptable terms were unsuccessful. As a result, we have made the difficult but necessary decision to close our Cincinnati facility. The Crable brand and certain other licensed products will be produced by other Brazos facilities."

      Mr. Chambers said the closing will impact approximately 460 employees. "The Company intends to retain the workforce for two months to allow for an orderly closing of the facility. The Company will make every effort to assist impacted employees in finding new jobs. Among other outplacement efforts, the Company will work with the Ohio Employment Commission, contact potential local employers and place ads in local newspapers."

      Mr. Chambers said operations at the Company's other business units will be unaffected by the closing. "This action will allow the Company to focus its resources on those facilities and operations which have the best prospects for the future," he said.

      Separately, the Company announced that Robert C. Klein has resigned as a director and president and chief executive officer. Gilbert C. Osnos has been appointed interim president and chief executive officer. Mr. Osnos, principal of OSNOS & Company, a New York- and Charlotte, N.C.- based turnaround and corporate renewal firm which Brazos has retained to assist in its restructuring, brings extensive turnaround and restructuring experience in the apparel industry.

      Mr. Klein, who had been president and CEO since May 1998, will serve as a consultant through January 31, 1999, assisting with strategic and restructuring issues and activities. "Bob Klein's contributions have been invaluable in dealing with an extremely difficult operating environment for our company and our industry and we are extremely pleased that he has agreed to assist the Company in the transition," said Brazos Chairman Randall B. Hale.

      Mr. Klein noted, "Given the serious issues Brazos faces as we move forward in our turnaround efforts, we believe the Company will be best served by a CEO with extensive experience in restructuring activities, and who will be based in Cincinnati for the near term. We are pleased to have someone of Mr. Osnos' caliber step in at this stage and guide Brazos through its restructuring."

      Brazos Sportswear, Inc., designs, produces and markets moderately priced sportswear.

THIS PRESS RELEASE MAY INCLUDE STATEMENTS THAT CONSTITUTE "FORWARD-LOOKING" STATEMENTS. THESE STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS IN THE MARKETPLACE, COMPETITIVE FACTORS, DEPENDENCE UPON THIRD-PARTY VENDORS, AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS RELEASE.

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